UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

Lakeland Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-17820	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 697-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

The 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) of Lakeland Bancorp, Inc. (the “Company”) will be held on Wednesday, June 18, 2014. Since the date of the 2014 Annual Meeting is more than 30 days after the date of the Company’s 2013 Annual Meeting of Shareholders, in accordance with Securities and Commission regulations, the Company is reporting a new deadline for the submission of shareholder proposals for the 2014 Annual Meeting.

Shareholders who intend to present a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that those proposals, including any notice on Schedule 14N, are received by the Corporate Secretary at the Company’s executive offices in Oak Ridge, New Jersey on or before the close of business on May 12, 2014. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.

Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who do not intend to have those proposals included in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in the Company’s Bylaws) is received by the Corporate Secretary at the Company’s executive offices on or before the close of business on May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.
(Registrant)

May 1, 2014	/s/ TIMOTHY J. MATTESON
(Date)	Timothy J. Matteson Executive Vice President, General Counsel and Corporate Secretary